                                                                     EXHIBIT 2.2

                     IN THE UNITED STATES BANKRUPTCY COURT

                          FOR THE DISTRICT OF DELAWARE

- - - - - - - - - - - - - - - x
                              :
In re                         :
                              :  Chapter 11
MASTER GRAPHICS, INC.,        :
et al.                        :  Case No. 00-2929 (PJW)
-- --                         :
                              :  Jointly Administered
                              :
                    Debtors.  :
                              :
- - - - - - - - - - - - - - - x

                   FINDINGS OF FACT, CONCLUSIONS OF LAW, AND
                ORDER UNDER 11 U.S.C. (S)(S) 1129(a) AND (b) AND FED. R. BANKR. P. 3020 CONFIRMING FIRST AMENDED JOINT PLAN OF REORGANIZATION OF MASTER GRAPHICS,
                  INC. AND PREMIER GRAPHICS, INC., AS MODIFIED
                  --------------------------------------------

          WHEREAS, on December 19, 2000, Master Graphics, Inc. and its wholly-owned operating subsidiary, Premier Graphics, Inc., debtors and debtors-in-possession in the above-captioned cases (collectively, the "Debtors"), filed the First Amended Joint Plan of Reorganization of Master Graphics, Inc. and Premier Graphics, Inc. (the "Filed Plan")/1/ and the Disclosure Statement With Respect

________________

/1/ Unless otherwise defined, capitalized terms used herein shall have the meanings ascribed to them in the Plan (as defined herein and in the form annexed hereto). Any term used in the Plan or this Confirmation Order that is not defined in the Plan or this Confirmation Order, but that is used in the United States Bankruptcy Code, 11 U.S.C. (S)(S) 101-1330, as amended (the "Bankruptcy Code"), or the Federal Rules of Bankruptcy Procedure (the "Bankruptcy
                                                                  (continued...)

To the First Amended Joint Plan Reorganization of Master Graphics, Inc. and Premier Graphics, Inc. (the "Disclosure Statement"); and

          WHEREAS, on December 19, 2000, the Court entered an order (the "Solicitation Procedures Order"), which, among other things, (i) approved the Disclosure Statement as containing adequate information within the meaning of section 1125 of the Bankruptcy Code and Fed. R. Bankr. P. 3017, (ii) fixed January 25, 2001 at 11:00 a.m. Eastern Time as the date and time for the commencement of the hearing to consider confirmation of the Filed Plan (the "Confirmation Hearing"), (iii) approved the form and method of notice of the Confirmation Hearing (the "Confirmation Notice"), and (iv) established certain procedures for soliciting and tabulating votes with respect to the Filed Plan; and

          WHEREAS, in accordance with the Solicitation Procedures Order and Fed.
R. Bankr. P. 3017(d), the Debtors timely mailed solicitation packages including the Confirmation Notice, the Disclosure Statement (with the Filed Plan annexed as Exhibit A thereto), and, where
   ---------
__________________

/1/ (...continued)
    Rules"), shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules.

appropriate, a ballot and return envelope (the "Ballots"), all as is set forth in the affidavit of service of Boris R. Serrano; and

          WHEREAS, the Voting Agent has certified the method and results of the ballot tabulation for the Class P-1, P-2, P-5, P-6, M-1, and M-2 Claims (the "Voting Report"), as set forth in the Affidavit of Stephenie Kjontvedt (the "Voting Declaration"); and

          WHEREAS, on January 25, 2001, the Court conducted the Confirmation Hearing on the Filed Plan and approved confirmation thereof, as modified on the record of the Confirmation Hearing, by this Confirmation Order, and in the modified form of plan of reorganization annexed hereto as Exhibit A (the
                                                          ---------
"Plan"); and

          WHEREAS, on January 25, 2001, the Debtors filed a memorandum of law in support of confirmation of the Plan and in response to objections to confirma tion of the Plan; and

          WHEREAS, the Court has reviewed and considered the Plan, the Affidavit of Michael B. Bemis (the "Bemis Affidavit") and Affidavit of Daniel A. Aronson (the "Aronson Affidavit") as well as the evidence proffered or adduced and the exhibits admitted into evidence at the

Confirmation Hearing and the arguments of counsel made at the Confirmation Hearing; and

          WHEREAS, the Court has also considered the objections to confirma tion of the Plan filed by the Creditors and other parties in interest;

          NOW, THEREFORE, based upon (i) the Court's review of the Bemis Affidavit, the Aronson Affidavit, the Voting Declaration, and the Voting Report,
(ii) all of the evidence proffered or adduced at, exhibits admitted into evidence at, objections filed in connection with, and arguments of counsel made at, the Confirmation Hearing, and (iii) the entire record of the Chapter 11 Cases; and after due deliberation thereon and good cause appearing therefor,

IT IS HEREBY FOUND AND DETERMINED THAT/2/


                    FINDINGS OF FACT AND CONCLUSIONS OF LAW
                    ---------------------------------------
          A.   Exclusive Jurisdiction; Venue; Core Proceeding (28 U.S.C. (S)(S)
               ----------------------------------------------------------------
157(b)(2) and 1334(a)). This Court has jurisdiction over the Chapter 11 Cases
----------------------
pursuant to 28 U.S.C. (S)(S) 157 and 1334. Venue is proper pursuant to

__________________

/2/ Findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact when appropriate. See Fed. R.
                                                                     ---
     Bankr. P. 7052.

28 U.S.C. (S)(S) 1408 and 1409. Confirmation of the Plan is a core proceeding under 28 U.S.C. (S) 157(b)(2), and this Court has exclusive jurisdiction to determine whether the Plan complies with the applicable provisions of the Bankruptcy Code and should be confirmed.

          B.   Judicial Notice.  This Court takes judicial notice of the docket
               ---------------
of the Chapter 11 Cases maintained by the Clerk of the Court and/or its duly-appointed agent, including, without limitation, all pleadings and other documents filed, all orders entered, and the transcripts of, and all evidence and arguments made, proffered, or adduced at, the hearings held before the Court during the pendency of the Chapter 11 Cases.

          C.   Transmittal And Mailing Of Materials; Notice.  All due, adequate,
               --------------------------------------------
and sufficient notices of the Disclosure Statement, the Plan, and the Confirmation Hearing, along with all deadlines for voting on or filing objections to the Plan, have been given to all known holders of Claims and/or Interests in accordance with the Bankruptcy Rules and the procedures set forth in the Solicitation Procedures Order and further orders of the Court. The Disclosure Statement, Plan, Ballots, and Confirmation Notice were transmitted and served in substantial compliance with the Bankruptcy Rules, the

Solicitation Procedures Order, and further orders of the Court, and such transmittal and service were adequate and sufficient. Adequate and sufficient notice of the Confirmation Hearing and the other bar dates and hearings described in the Solicitation Procedures Order and other orders of the Court was given in compliance with the Bankruptcy Rules, the Solicitation Procedures Order, and further orders of the Court, and no other or further notice is or shall be required.

          D.   Distribution.  All procedures used to distribute the solicitation
               ------------
materials to the applicable holders of Claims and to tabulate the Ballots were fair and conducted in accordance with the Solicitation Procedures Order, the Bankruptcy Code, the Bankruptcy Rules, the local rules of the Bankruptcy Court, and all other rules, laws, and regulations.

          E.   Impaired Classes That Have Voted To Accept The Plan.  As
               ---------------------------------------------------
evidenced by the Voting Report, which certified both the method and results of the voting on the Plan, as well as any vote(s) authorized to be changed at the Confirma tion Hearing, all voting Classes have accepted or are deemed to have accepted the Plan pursuant to the Solicitation Procedures Order and the requirements of sections 1124 and 1126 of the Bankruptcy Code. Thus, at least one impaired class of Claims has voted to accept the Plan, determined without including any acceptance of the Plan by an insider.

          F.   Classes Deemed To Have Accepted The Plan.  Classes P-3, P-4, M-3,
               ----------------------------------------
and M-4 are not impaired and are deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.

          G.   Classes Deemed To Have Rejected The Plan.  Classes P-7, M-5, and
               ----------------------------------------
M-6 will receive no distribution under the Plan and are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.

          H.   Burden Of Proof.  The Debtors, as proponents of the Plan, have
               ---------------
met their burden of proving, by a preponderance of the evidence, the elements of sections 1129(a) and (b) of the Bankruptcy Code. The Court also finds that the Debtors have satisfied the elements of sections 1129(a) and (b) of the Bankruptcy Code under the clear and convincing standard of proof.

          I.   Plan Compliance With Bankruptcy Code (11 U.S.C. (S) 1129(a)(1)).
               ---------------------------------------------------------------
The Plan complies with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1129(a)(1) of the Bankruptcy Code.

               i.  Proper Classification (11 U.S.C. (S)(S) 1122, 1123(a)(1)). In
                   ---------------------------------------------------------
     addition to Administrative Claims, Priority Tax Claims, and DIP Facility Claims which are not classified under the Plan, the Plan designates 11 Classes of Claims and two Classes of Interests. The Claims or Interests placed in each Class are substantially similar to other Claims or Interests in each such Class. Valid business, factual, and legal reasons exist for separate ly classifying the various Classes of Claims and Interests created under the Plan, and such Classes do not unfairly discriminate between holders of Claims or Interests. Thus, the Plan satisfies sections 1122 and 1123(a)(1) of the Bankruptcy Code.

               ii. Specify Unimpaired Classes (11 U.S.C. (S) 1123(a)(2)). The Plan specifies that Classes P-3, P-4, M-3, and M-4 are Unimpaired, and, thus, section 1123(a)(2) of the Bankruptcy Code is satisfied.

               iii.  Specify Treatment Of Impaired Classes (11 U.S.C. (S)
                     ----------------------------------------------------
     1123(a)(3)).  Classes P-1, P-2, P-5, P-6, P-7, M-1, M-2, M-5, and M-6 are
     -----------
     designated as Impaired under the Plan. Section V of the Plan specifies the treatment of Claims and/or Interests in such Classes, thereby satisfying section 1123(a)(3) of the Bankruptcy Code.

               iv.   No Discrimination (11 U.S.C. (S) 1123(a)(4)).  The Plan
                     --------------------------------------------
     provides for the same treatment by the Debtors for each Claim and Interest in each respective Class unless the holder of a particular Claim or Interest has agreed to less favorable treatment with respect to such Claim or Interest, thereby satisfying section 1123(a)(4) of the Bankruptcy Code.

               v.    Implementation Of Plan (11 U.S.C. (S) 1123(a)(5)). Articles
                     -------------------------------------------------
     VII and VIII of the Plan provide adequate and proper means for implementation of the Plan, thereby satisfying section 1123(a)(5)of the Bankruptcy Code.

               vi.   Nonvoting Equity Securities (11 U.S.C. (S) 1123 (a)(6)).
                     -------------------------------------------------------
     The Plan provides that the Reorganized Debtors' Certificates of Incorporation and By-Laws, which are substantially in the forms annexed to the Plan as Exhibits A and B, shall include a provision, pursuant to
     Section 1123(a)(6) of the Bankruptcy Code, prohibiting the issuance of nonvoting equity securities. The distribution of the New Holding Company Common Stock to be issued under the Plan was a negotiated component of the Plan, and provides for an appropriate distribution of power among the holders of the New Holding Company Common Stock in accordance with Section 1123(a)(6) of the Bankruptcy Code. Thus, section 1123(a)(6) of the Bankruptcy Code is satisfied.

               vii.  Selection Of Officers And Directors (11 U.S.C. (S)
                     --------------------------------------------------
     1123(a)(7)).  At or prior to the Confirmation Hearing, the Debtors properly
     -----------
     and adequately disclosed or otherwise identified the procedures for determining the identity and affiliations of all individuals or entities proposed to serve on or after the Effective Date as officers or directors of the Reorganized Debtors and the manner of selection and appointment of such individuals or entities is consistent with the interests of Creditors and Interest holders and with public policy and, accordingly, satisfies the requirements of section 1123(a)(7) of the Bankruptcy Code.

               viii. Additional Plan Provisions (11 U.S.C. (S) 1123(b)).  The
                     --------------------------------------------------
     Plan's provisions are appropriate and consistent with the applicable provisions of the Bankruptcy Code, including, without limitation, provisions for (a) distributions to creditors, (b) the disposition of executory contracts and unexpired leases, (c) the retention of, and right to enforce, sue on, settle or compromise (or refuse to do any of the foregoing with respect to) certain claims or causes of action against third parties, to the extent not waived and released under the Plan, (d) resolution of Disputed Claims, (e) allowance of certain Claims, and (f) certain restructuring transactions to be implemented pursuant to the Plan.

               ix.   Fed. R. Bankr. P. 3016(a).  The Plan is dated and
                     -------------------------
     identifies the entities submitting it, thereby satisfying Fed. R. Bankr. P. 3016(a).

          J.   Debtors' Compliance With Bankruptcy Code (11 U.S.C. (S)
               -------------------------------------------------------
1129(a)(2)).  The Debtors have complied with the applicable provisions of the
-----------
Bankruptcy Code, thereby satisfying section 1129(a)(2) of the Bankruptcy Code.
Specifically:

               i. The Debtors are proper debtors under section 109 of the Bankruptcy Code and proper proponents of the Plan under section 1121(a) of the Bankruptcy Code.

               ii. The Debtors have complied with the applicable provi sions of the Bankruptcy Code, except as otherwise provided or permitted by orders of this Court.

               iii. The Debtors have complied with the applicable provi sions of the Bankruptcy Code, the Bankruptcy Rules, the Solicitation Procedures Order, and other orders of the Court in transmitting the Plan, the Disclosure Statement, the Summary Disclosure Statement, the Ballots, and related documents and notices, and in soliciting and tabulating votes on the Plan.

          K.   Plan Proposed In Good Faith (11 U.S.C. (S) 1129(a)(3)).  The
               ------------------------------------------------------
Debtors have proposed the Plan in good faith and not by any means forbidden by law, thereby satisfying section 1129(a)(3) of the Bankruptcy Code. In determining that the Plan has been proposed in good faith, the Court has examined the totality of the circumstances surrounding the filing of the Chapter 11 Cases and the formulation of the Plan. The Debtors filed the Chapter 11 Cases and proposed the Plan with the legiti-mate and honest purposes of, among other things, (i) the reorganization of the Debtors' businesses, (ii) the preservation and maximization of the Debtors' business enterprise value through an expeditious reorganization under Chapter 11, (iii) restructuring of the Debtors' finances, (iv) maximization of the recovery to creditors, (v) preserving jobs of the Debtors' employees in connection with the Debtors' go-forward operations, and (vi) affording Creditors the opportunity to participate in the long-term growth and appreciation of the Reorganized Companies' businesses.

          L.   Payments For Services Or Costs And Expenses (11 U.S.C. (S)
               ----------------------------------------------------------
1129(a)(4)).  Any payment made or to be made by the Debtors for services or for
-----------
costs and expenses in or in connection with the Chapter 11 Cases, including all Professional Fee Claims, or in connection with the Plan and incident to the Chapter 11 Cases, has been approved by, or is subject to the approval of, the Court as reasonable, thereby satisfying section 1129(a)(4) of the Bankruptcy Code.

          M.   Directors, Officers, And Insiders (11 U.S.C. (S) 1129(a)(5)). The
               ------------------------------------------------------------
Debtors have complied with section 1129(a)(5) of the Bankruptcy Code.
Specifically:

               i. To the extent known at this time, the Debtors have disclosed the identity and affiliations of the individuals proposed to serve, after confirmation of the Plan, as a director or officer of the Reorganized Debtors, and the appointment of such persons is consistent with the interests of Creditors and Interest holders and with public policy.

               ii. To the extent known at this time, the Debtors have disclosed the identity of any insiders, who will be employed or retained by the Reorganized Companies and the nature of such person's compensation.

          N.   No Rate Changes (11 U.S.C. (S) 1129(a)(6)).  Section 1129(a)(6)
               ------------------------------------------
of the Bankruptcy Code is satisfied because the Plan does not provide for any change in rates over which a governmental regulatory commission has jurisdiction.

          O.   Best Interests Of Creditors Test (11 U.S.C. (S) 1129(a)(7)).  The
               -----------------------------------------------------------
Plan satisfies section 1129(a)(7) of the Bankruptcy Code. The documentary evidence and proffers adduced at the Confirmation Hearing (i) are persuasive, credible, and accurate as of the dates such evidence was prepared, presented, or proffered,(ii) either have not been controverted by other persuasive evidence or have not been challenged in any of the objections to confirmation (the "Objections"), (iii) are based upon reasonable and sound assumptions, (iv) provide a reasonable estimate of the liquidation values upon conversion to a Chapter 7 case, and (v) establish that each holder of a Claim in an Impaired Class that has not accepted the Plan will receive or retain under the Plan, on account of such Claim, property of a value, as of the Effective Date, that is not less than the amount that it would receive if the Debtors were liquidated under Chapter 7 of the Bankruptcy Code on such date.

          P.   Acceptance By Certain Classes (11 U.S.C. (S) 1129(a)(8)).  The
               --------------------------------------------------------
Claims or Interests in Classes P-1, P-2, P-5, P-6, M-1, and M-2 are Impaired (subject to the Debtors' reservation of rights to designate Classes P-1, P-2, M-1, and M-2 as unimpaired), and the holders of Claims in such Classes were notified of the consequences of voting on the Plan. All voting Classes have accepted the Plan in accordance with sections 1126(c) and (d) of the Bankruptcy Code and the Solicitation Procedures Order.

          Q.   Treatment Of Administrative, Priority Tax, And Other Priority
               ----------------------------------------- -------------------
Claims (11 U.S.C. (S) 1129(a)(9)).  The treatments of Administrative Claims
---------------------------------
under Section 2.1 of the Plan, Priority Tax Claims under Section 2.2 of the Plan, and Other Priority Claims under Sections 5.1 and 5.2 of the Plan satisfy the requirements of sections 1129(a)(9)(A), (B), and (C) of the Bankruptcy Code.

          R.   Acceptance By At Least One Impaired Class (11 U.S.C. (S)
               --------------------------------------------------------
1129(a)(10)).  Classes P-1, P-2, P-5, P-6, M-1, and M-2 have accepted the Plan
------------
in accordance with the Solicitation Procedures Order, and, to the Debtors' knowledge, more than one of the accepting Impaired Classes does not contain "insiders" whose votes have been counted, thus satisfying section 1129(a)(10) of the Bankruptcy Code.

          S.   Feasibility (11 U.S.C. (S) 1129(a)(11)). Reasonable prospects
               ---------------------------------------
exist that the Reorganized Debtors will (a) achieve financial stability and commercial viability, (b) have adequate capital to meet their ongoing obligations and operate their business, and (c) be able to perform their obligations under the Plan. The Debtors and General Electric Capital Corporation ("GE Capital") have negotiated the terms of Exit Financing in good faith and at arms' length. Thus, the Debtors have presented credible evidence that the Plan is feasible and is not likely to be followed by a liquidation or the need for further financial reorganization.

          T.   Payment Of Fees (11 U.S.C. (S) 1129(a)(12)).  All fees payable
               -------------------------------------------
under 28 U.S.C. (S) 1930 have been paid or will be paid on or before the Effective Date pursuant to the Plan, thereby satisfying section 1129(a)(12) of the Bankruptcy Code.

          U.   Continuation Of Retiree Benefits (11 U.S.C. (S) 1129(a)(13)). The
               ------------------------------------------------------------
Debtors do not provide retiree benefits.  Accordingly, the Plan satisfies section 1129(a)(13) of the Bankruptcy Code.

          V.   Fair And Equitable; No Unfair Discrimination (11 U.S.C. (S)
               -----------------------------------------------------------
1129(b)).  Class M-5 is an Impaired Class of Claims and Classes P-7 and M-6 are
--------
Impaired Classes of Interests that are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code because the holders of such Claims or Interests will not receive or retain any property under the Plan on account of such Claims and Interests. Pursuant to section 1129(b) of the Bankruptcy Code, the Plan may be confirmed notwithstanding the deemed rejection of each of such classes of the Plan. All of the requirements of section 1129(a) of the Bankruptcy Code, other than section 1129(a)(8), with respect to such classes, have been met. With respect to such Classes, there are no Classes junior to such Classes that are receiving or retaining any property under the Plan. Thus, the Plan does not discriminate unfairly and is fair and equitable with respect to such Classes and, accordingly, section 1129(b)(1) of the Bankruptcy Code is satisfied.

          W.   Principal Purpose Of Plan (11 U.S.C. (S) 1129(d)).  The principal
               -------------------------------------------------
purpose of the Plan is not the avoidance of taxes or the avoidance of the application of Section 5 of the Securities Act of 1933 (15 U.S.C. (S) 77e).

          X.   Modifications To Plan.  The modifications to the Filed Plan set
               ---------------------
forth on the record of the Confirmation Hearing, made by this Confirmation Order, and included in the form of Plan, do not materially and adversely affect or change the treatment of any creditor who has not accepted in writing such modifications. Accordingly, pursuant to Fed. R. Bankr. P. 3019, these modifications do not require additional disclosure under section 1125 of the Bankruptcy Code or re-solicitation of acceptances or rejections under section 1126 of the Bankruptcy Code, nor do they require that holders of Claims be afforded an opportunity to change previously cast acceptances or rejections of the Plan. Disclosure of the modifications on the record of the Confirmation Hearing constitutes due and sufficient notice thereof under the circumstances of the Chapter 11 Cases. Accordingly, pursuant to section 1127 of the Bankruptcy Code, and Bankruptcy Rule 3019, all holders of Claims and Interests that have accepted or are conclusively deemed to have accepted the Plan are deemed to have accept such modifications to the Plan.

          Y.   Exemption From Securities Laws (11 U.S.C. (S) 1145 (a)).  The
               -------------------------------------------------------
issuance, offer, distribution, and sale of the New Holding Company Common Stock are being made under the Plan and are in exchange for Claims against or Interests in the Debtors within the meaning of section 1145(a)(1) of the Bankruptcy Code. Neither the Debtors, nor any of their agents or affiliates is an underwriter under section 2(11) of the Securities Act or under section 1145(b)(1) of the Bankruptcy Code with respect to the offer, sale, issuance, or distribution of the New Securities.

          Z.   Good Faith Solicitation; Good Faith Sale of Securities (11 U.S.C.
               -----------------------------------------------------------------
(S) 1125(e)).  The Debtors, the Creditors' Committee, and their respective
------------
members, officers, directors, employees, advisors, attorneys, and agents (the "Agents") have solicited acceptances of the Plan in good faith and in compliance with the Solicitation Procedures Order, the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, and all other rules, laws, and regulations and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and the exculpation provisions set forth in the Plan. In addition, the Debtors and their Agents participated in good faith in compliance with the applicable provisions of the Bankruptcy Code in the offer, sale, issuance, and purchase of the New Holding Company Common Stock and are entitled to the protection afforded by section 1125(e) of the Bankruptcy Code and the exculpation provisions set forth in the Plan.

          AA.  Executory Contracts.  The Debtors have exercised reasonable
               -------------------
business judgment in determining whether to assume, assume and assign, or reject each of their executory contracts and unexpired leases as set forth in Plan Schedules 8.1 and 8.2. Each pre- or post-Confirmation assumption, assumption and assignment or rejection of an executory contract or unexpired lease pursuant to Sections 8.1 and 8.2 of the Plan, including any pre- or post-Confirmation assumption, assumption and assignment or rejection effectuated as a result of any amendment to Plan Schedule 8.1 or Plan Schedule 8.2, as contemplated by the Plan, shall be legal, valid and binding upon the applicable Debtor, Reorganized Debtor and all nondebtor parties to such executory contracts or unexpired leases, all to the same extent as if such assumption, assumption and assignment or rejection had been effectuated pursuant to an appropriate authorizing order of the Bankruptcy Court entered before the Confirmation Date under section 365 of the Bankruptcy Code.

          BB.  Adequate Assurance.  The Debtors have cured, or provided adequate
               ------------------
assurance that the Reorganized Debtors will cure, defaults (if any) under or relating to each executory contract or unexpired lease being assumed by the Debtors pursuant to the Plan, except to the extent that the non-Debtor party to such executory contract or unexpired lease has waived the cure of any such defaults, and, to the extent not so waived, the Debtors have demonstrated adequate assurance of further performance under such contracts or leases (if any) under which there exist prepetition defaults.

          CC.  No Liquidation.  Because the Plan does not provide for the
               --------------
liquidation of all or substantially all of the property of the Estates and the Reorganized Debtors will engage in business following consummation of the Plan, section 1141(d)(3) of the Bankruptcy Code is inapplicable.

          DD.  Continued Existence.  The Reorganized Debtors shall continue to
               -------------------
exist to carry on the business
of the Debtors as the Reorganized Debtors after the Effective Date.

          EE.  Satisfaction Of Conditions To Confirmation.  The conditions to
               ------------------------------------------
confirmation set forth in the Plan have been satisfied, waived, or will be satisfied by entry of the Confirmation Order.

          FF.  Satisfaction Of Conditions To The Effective Date.  The conditions
               ------------------------------------------------
to the Effective Date set forth in the Plan will be satisfied or authorized by entry of the Confirmation Order and the Debtors' entry into the Exit Facility. Such conditions are subject to waiver in whole or in part by the Debtors without any other notice to parties in interest or the Court and without a hearing.

          GG.  Discharges, Releases, Indemnifications, And Exculpations.
               --------------------------------------------------------
Pursuant to Fed. R. Bankr. P. 9019 and in consideration for the distributions and other benefits provided under, described in, contemplated by, and/or implemented by the Plan, the discharges, releases, indemnifications, and exculpations described in Article XIII of the Plan constitute good faith compromises and settlements of the matters covered thereby. Such compromises and settlements are made in exchange for consideration and are in the best interests of holders of Claims, are within the range of possible litigation outcomes, are fair, equitable, and reasonable, and are important to the overall objectives of the Plan. Each of the discharges, releases, indemnifications, and exculpations set forth in the Plan, except as otherwise provided above:

               i.   falls within the jurisdiction of this Court under 28 U.S.C.
     (S)(S) 1334(a), (b), and (d);

               ii.  is an essential means of implementing the Plan pursuant to section 1123(a)(5) of the Bankruptcy Code;

               iii. is an integral element of the transactions incorporated into the Plan;

               iv. confers material benefit on, and is in the best interest of, the Debtors, their estates, and their creditors;

               v. is important to the overall objectives of the Plan to finally resolve the claims among or against the parties in interest in the Chapter 11 Cases with respect to the Debtors, their organization, operation, and reorganization to the extent provided in the Plan; and

               vi. is consistent with sections 105, 524, 1123, 1129, and other applicable provisions of the Bankruptcy Code.

          HH.  Agreements and Other Documents.  The Debtors have made adequate
               ------------------------------
and sufficient disclosure of: (1) the restructuring transactions contemplated by the Plan; (2) the adoption of new or amended and restated certificates of incorporation and by-laws or similar constituent documents for the Reorganized Debtors; (3) the entry into the Exit Facility; (4) the distributions to be made pursuant to the Plan; (5) the issuance and distribution of the New Holding Company Common Stock and other securities pursuant to the Plan; (6) the right of the Debtors and, as applicable, certain other parties, to agree upon and implement changes to the terms and structure of certain restructuring transactions under the Plan;
(7) the adoption, execution, delivery and implementation of all contracts, leases, instruments, releases and other agreements or documents related to any of the foregoing; (8) the adoption, execution and implementation of employment and indemnification agreements, and other employee plans and related agreements, and (9) the other matters provided for under the Plan involving the corporate structure of the Debtors and the Reorganized Debtors.

          NOW THEREFORE, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED THAT:

          1.   Confirmation.  The Filed Plan, as modified on the record of the
               ------------
Confirmation Hearing, in this Confirmation Order, and in the Plan, is approved and confirmed pursuant to section 1129 of the Bankruptcy Code. If there is any direct conflict between the terms of the Plan and the terms of this Confirmation Order, except as otherwise provided herein, the terms of this Confirmation Order shall control. Unless otherwise provided herein, the terms of the Plan and the exhibits thereto, are incorporated by reference into, and are an integral part of, this Confirmation Order.

          2.   Objections.  All Objections to confirmation of the Plan that have
               ----------
not been withdrawn, waived, or settled, and all reservations of rights included in such Objections, are overruled in their entirety on the merits and all withdrawn objections are deemed withdrawn with prejudice.

          3.   Binding Effect; Discharge.  Pursuant to section 1141 of the
               -------------------------
Bankruptcy Code and subject to consummation of the Plan:

               i. Except as expressly provided in the Plan or in this Confirmation Order, on the Effective Date, the provisions of the Plan (including the exhibits to, and all documents and agreements executed pursuant to, the Plan) and the Confirmation Order shall be binding on (i) the Debtors, (ii) the Reorganized Companies, (iii) all present and former holders of Claims against and Interests in the Debtors, whether or not impaired under the Plan and whether or not, if impaired, such holders accepted the Plan, (iv) each Person issuing securities or acquiring property under the Plan, (v) any other party in interest, (vi) any Person making an appearance in the Chapter 11 Cases, and (vii) each of the foregoing's respective heirs, successors, assigns, trustees, executors, administrators, affiliates, officers, directors, agents, representatives, attorneys, beneficiaries, or guardians; and

               ii. Except as expressly provided in the Plan or in this Confirmation Order, the Debtors are discharged and released, effective on the Effective Date, from any "debt" (as that term is defined in section 101(12) of the Bankruptcy Code), obligation, or Claim of any nature whatsoever (whether asserted or unasserted, known or unknown) against the Debtors or any of their assets or properties, that was incurred or arose prior to, or related to conduct of the Debtors prior to, the Confirmation Date, and from any debt or Claim of a kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, whether or not (i) a proof of claim based upon such debt is filed or deemed filed under section 501 of the Bankruptcy Code, (ii) a Claim based upon such debt is Allowed under section 502 of the Bankruptcy Code, or (iii) the holder of a Claim based upon such debt accepted the Plan.

          4.   Injunctions; Stays.  Except as otherwise provided in the Plan or
               ------------------
in this Confirmation Order, effective on the Effective Date, pursuant to section 524(a) of the Bankruptcy Code:

               i. the commencement or continuation of any action or the employment of process with respect to any Claim or debt discharged hereunder, or any act to collect, recover, or offset any Claim or debt discharged hereunder as a personal liability of the Debtors or the Reorganized Debtors, or from properties of the Debtors or the Reorganized Debtors is forever enjoined; and

               ii. any judgment at any time obtained is null and void to the extent that such judgment is a determination of personal liability of the Debtors with respect to any Claim or debt discharged under the Plan or hereunder.

          5.   Continuation of Automatic Stay.  All stays or injunctions
               ------------------------------
provided for in the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code or otherwise, and extant, on the Confirmation Date, shall remain in full force and effect through and including the Effective Date.

          6.   Modifications To Plan.  At the request of the Debtors, the Filed
               ---------------------
Plan is hereby modified pursuant to 11 U.S.C. (S) 1127(a) as set forth on the record of the Confirmation Hearing, by this Confirmation Order, and in the form of Plan annexed hereto. The modifications are either technical or non-material or do not materially and adversely change the treatment of the Claim of any creditor who has not accepted in writing such modification. The Debtors are not required to re-solicit acceptances or rejections of the Plan or to afford holders of Claims an opportunity to change previously cast acceptances or rejections of the Plan. The modifications are hereby specifically approved.
The Filed Plan and the modifications set forth on the record of the Confirmation Hearing, by this Confirmation Order, and in the form of Plan annexed hereto, together constitute the Plan.

          7.   Exit Financing. The Debtors are hereby authorized to enter into
               --------------
the Exit Financing substantially in accordance with the terms and conditions set forth on Exhibit B. Pursuant to section 1142(b) of the Bankruptcy Code and
         ---------
without further action by the Bankruptcy Court or the Reorganized Debtors, effective on the Effective Date, the Reorganized Debtors (as applicable) are authorized to execute and deliver those documents necessary or appropriate to obtain the Exit Facility and to take all such other actions and execute, deliver, record and file all such other agreements, instruments, financing statements, releases, applications, registration statements, reports and other documents, and any changes, additions and modifications thereto, as they may determine are necessary or appropriate in connection with the consummation of the transactions contemplated by the Exit Facility, including the making of such filings, or the recording of any security interests, as may be required by the Exit Facility, and the Exit Facility may have terms and conditions that differ from those described in the Disclosure Statement.

          8.   Release of Liens.  Except as otherwise provided in the Plan or
               ----------------
this Order, or in any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan, all mort gages, deeds of trust, liens or other security interests against the property of any Estate are fully released and dis-charged, and all right, title and interest of any holder of such mortgages, deeds of trust, liens or other security interests, including any rights to any collateral thereunder, shall revert to the applicable Reorganized Debtor and their respective successors and assigns.

          9.   Issuance of New Securities.  The issuance and delivery by New
               --------------------------
Holding Company of the New Holding Company Common Stock is hereby authorized, without further act or action under applicable law, regulation, order, or rule. Such issuances and deliveries shall occur in accordance with the Plan. The New Holding Company Common Stock issued pursuant to the Plan will be fully paid and nonassessable shares with no personal liability attaching to the ownership thereof.

          10.  Revesting Of Debtors Property.  Except as otherwise provided in
               -----------------------------
the Plan or in this Confirmation Order, on the Effective Date, in accordance with 11 U.S.C. (S)(S) 1141(b) and (c), all property of the Estates and all other property dealt with by the Plan shall be (i) vested in the Reorganized Debtors, free and clear of all Liens, encumbrances, charges, Claims, and Interests and
(ii) to the extent such property is transferred under or in connection with the Plan, deemed to have been transferred without violating any fraudulent transfer or conveyance law of the United States, any State, territory, possession, or the District of Columbia, applicable to the Debtors and their successors and assigns. The Debtors shall remain as debtors in possession under the Bankruptcy Code until the Effective Date. The Reorganized Debtors may operate their businesses, and may use, acquire, and dispose of any of their property on and after the Effective Date, free of any restrictions imposed by the Bankruptcy Code or the Court.

          11.  Authorization Under State Law.  The Reorganized Debtors and each
               -----------------------------
of their officers are authorized and directed to file articles of organization and by-laws of the Reorganized Debtors, substantially in the forms annexed to the Plan as Exhibits A and B thereto, with the Secretary of State of Delaware, and execute such documents and take such further action, in each case with like effect as if exercised and taken by unanimous action of the directors and stockholders of the Debtors, without the solicitation of stockholder approval as may be necessary or appropriate to cause the same to become effective under the General Corporation Law of the State of Delaware (or other applicable state law). The Reorganized Debtors and each of their respective officers are authorized, empowered, and directed pursuant to the Delaware

General Corporation Law to take or cause to be taken any and all actions necessary or desirable to implement the transactions contemplated by the Plan, and this Confirmation Order, all without further corporate action or action of the directors or stockholders of the Reorganized Debtors, as the case may be.

          12.    Cancellation and Surrender of Instruments, Securities and Other
                ----------------------------------------------------------------
Documentation.  Except as provided in any contract, instrument or other
-------------
agreement or document created, entered into or delivered in connection with the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan, the Existing Securities shall be canceled and of no further force and effect, without any further action on the part of any Debtor or the Reorganized Debtors. The holders of or parties to such canceled instruments, securities and other documentation shall have no rights arising from or relating to such instruments, securities and other documentation or the cancellation thereof, except the rights provided pursuant to the Plan; provided, however, that no distribution under the Plan shall be made to or on behalf of any holder of an Allowed Claim evidenced by such canceled instruments or securities unless and until such instruments or securities are received by the applicable Disbursing Agent, to the extent required under the Plan.

          13.  Releases, Indemnifications, And Exculpations. The waivers,
               --------------------------------------------
releases, exculpations, and injunctions described in Article XIII of the Plan are hereby approved, subject to the limitations set forth in the Plan or in this Confirmation Order.

          14.  Matters Relating to Implementation of the Plan; General
               -------------------------------------------------------
Authorizations.   The approvals and authorizations specifically set forth in
--------------
this Confirmation Order are nonexclusive and are not intended to limit the authority of any Debtors, Reorganized Debtors or any officer thereof to take any and all actions necessary or appropriate to implement, effectuate and consummate any and all documents or transactions contemplated by the Plan or this Confirmation Order. In addition to the authority to execute and deliver, adopt or amend, as the case may be, the contracts, leases, instruments, releases and other agreements specifically granted in this Confirmation Order, the Debtors, and the Reorganized Debtors are authorized and empowered, without action of their respective stockholders or boards of directors, to take any and all such actions as any of their executive officers may determine are necessary or appropriate to imple-ment, effectuate and consummate any and all documents or transactions contemplated by the Plan or this Confirmation Order. In addition to the authority to execute and deliver, adopt or amend, as the case may be, the contracts, leases, instruments, releases and other agreements specifically granted in this Confirmation Order, the Debtors, and the Reorganized Debtors are authorized and empowered, without action of their respective stockholders or boards of directors, to take any and all such actions as any of their executive officers may determine are necessary or appropriate to implement, effectuate and consummate any and all documents or transactions contemplated by the Plan or this Confirmation Order. Pursuant to section 1142 of the Bankruptcy Code, no action of the stockholders or boards of directors of the Debtors or the Reorganized Debtors shall be required for the Debtor or the Reorganized Debtors to: (a) enter into, execute and deliver, adopt or amend, as the case may be, any of the contracts, leases, instruments, releases and other agreements or documents and plans to be entered into, executed and delivered, adopted or amended in connection with the Plan and, following the Effective Date, each of such contracts, leases, instruments, releases and other agreements shall be a legal, valid and binding obligation of the applicable Reorganized Debtor and enforceable against such Reorganized Debtor in accordance with its terms; (b) issue shares of New Holding Company Common Stock pursuant to the Plan (upon such issuance, all such shares of New Holding Company Common Stock shall be duly authorized, validly issued and fully paid and non-assessable shares), or (c) authorize the Reorganized Debtors to engage in any of the activities set forth in this paragraph or otherwise contemplated by the Plan. The Chief Executive Officer or any other executive officer of the Reorganized Debtors is authorized to execute, deliver, file or record such contracts, instruments, financing statements, releases, mortgages, deeds, assignments, leases, applications, registration statements, reports or other agreements or documents and take such other actions as such officer may determine are necessary or appropriate to effectuate or further evidence the terms and conditions of the Plan, this Confirmation Order and any and all documents or transactions contemplated by the Plan or this Confirmation Order, all without further application to or order of the Bankruptcy Court and whether or not such actions or documents are specifically referred to in the Plan, the Disclosure Statement, this Confirmation Order or the exhibits to any of the foregoing, and the signature of such officer on a document shall be conclusive evidence of the officer's determination that such document and any related actions are necessary and appropriate to effectuate or further evidence the terms and conditions of the Plan, this Confirmation Order or other documents or transactions contemplated by the Plan or this Confirmation Order. The Secretary or any Assistant Secretary of each Debtor or Reorganized Debtor is authorized to certify or attest to any of the foregoing actions. Pursuant to section 1142 of the Bankruptcy Code, to the extent that, under applicable non-bankruptcy law, any of the foregoing actions otherwise would require the consent or approval of the stockholders or the boards of directors of any of the Debtors or the Reorganized Debtors, this Confirmation Order shall constitute such consent or approval, and such actions are deemed to have been taken by unanimous action of the stockholders and directors of the appropriate Debtor or Reorganized Debtor.

          15.  Directors and Officers of Reorganized Debtors.  The appoint ment
               ---------------------------------------------
of the initial directors of the Reorganized Debtors as of and immediately following the Effective Date, is approved. The method for the appointment of the initial officers of each Debtor is approved. Each such director and officer shall serve from and after the Effective Date until his or her successor is duly elected or appointed and qualified or until such director's or officer's earlier death, resignation or removal in accordance with the terms of the certificates of incorporation and by-laws or similar constituent documents of the applicable Debtor and applicable law.

          16.  Other Settlements.  All other settlements, transactions, and
               -----------------
agreements to be effected pursuant to the Plan are hereby approved pursuant to Bankruptcy Rule 9019 as a fair, prudent, and reasonable compromise of the controversies and Claims resolved by such settlements, transactions, and agreements, are binding upon all Persons affected thereby, and shall be effectuated in accordance with the terms thereof.

          17.  Rejected Executory Contracts And Unexpired Leases.  Except as
               -------------------------------------------------
otherwise provided in the Plan, in this Confirmation Order, or in any contract, instrument, release, or other agreement or document entered into in connection with the Plan, each of the executory contracts and unexpired leases to which any Debtor is a party, including, without limitation, the executory contracts and unexpired leases identified on Plan Schedule 8.2, as such Exhibit may be modified or supplemented prior to the Effective Date, to the extent such contracts or leases are executory contracts or unexpired leases, shall be deemed automatically rejected by the applicable Debtor on the Confirmation Date unless such contract or lease shall have been assumed or rejected by the Debtors or expired or terminated pursuant to its terms. This Confirmation Order shall constitute an order of the Court approving the rejections described herein, pursuant to section 365 of the Bankruptcy Code.

          18.  Rejection Damages Claim.  If the rejection of an executory
               -----------------------
contract or unexpired lease, pursuant to

Section 8.2 of the Plan, gives rise to a Claim by the other party or parties to such contract or lease, proof of such Claim shall be filed and served on counsel for the Debtors within 30 days after service of a notice of entry of the Confirmation Order or such other date as prescribed by the Court.

          19.  Assumed Executory Contracts And Unexpired Leases.  Except as
               ------------------------------------------------
otherwise provided in the Plan, all executory contracts and unexpired leases identified on Plan Schedule 8.1 to the Plan, as such Exhibit may be modified or supplemented prior to the Effective Date, shall be deemed automatically assumed as of the Effective Date. As of the Confirmation Date, such assumptions are approved, pursuant to section 365 of the Bankruptcy Code. All executory contracts or unexpired leases assumed and assigned by the Debtors during the Chapter 11 Cases shall remain in full force and effect for the benefit of the assignee thereof, notwithstanding any provision in such contract or lease that prohibits such assignment or transfer or that enables, permits, or requires termination of such contract or lease. This Confirmation Order shall constitute an order of the Court approving such assumptions, pursuant to section 365 of the Bankruptcy Code.

          20.  Professional Fee Claims.  All Persons requesting compensation or
               -----------------------
reimbursement of Professional Fee Claims pursuant to sections 327, 328, 330, 331, 503(b), or 1103 of the Bankruptcy Code for services rendered to the Debtors or the Creditors' Committee prior to the Effective Date (other than Substantial Contribution Claims) shall file and serve on the Reorganized Companies and their counsel applications for such compensation or reimbursement no later than 45 days after the Effective Date, unless otherwise ordered by the Court. Objections to such applications must be filed and served on the Reorganized Companies and their counsel and the applicant no later than 65 days (or such other period as may be allowed by order of the Court) after the Effective Date.

          21.  Payment of Professional Fees.  On the Effective Date, the Debtors
               ----------------------------
shall pay all amounts owing to Professionals for all outstanding amounts relating to prior periods through the Effective Date approved by the Bankruptcy Court in accordance with the Professional Fee Order, as modified, provided, how
                                                                  --------  ---
ever, that Professionals shall continue to prepare monthly fee applications in
----
accordance with the Professional Fee Order up to the Effective Date. Professionals shall estimate fees and expenses due for periods that have not been billed as of the Effective Date. On the Effective Date, the Reorganized Debtors shall fund an escrow account in an amount equal to the aggregate amount of outstanding fee applications not ruled upon by the Bankruptcy Court as of the Effective Date plus the aggregate amount of all estimated fees and expenses due for periods that have not been billed as of the Effective Date. Such escrow account shall be used by the Reorganized Debtors to pay the remaining Professional Claims owing to the Professionals as and when allowed by the Bankruptcy Court. When all Professional Claims have been paid in full, amounts remaining in such escrow account, if any, shall be returned to the Reorganized Debtors.

          22.  Claim Objection Deadline And Prosecution of Objections. Except as
               ------------------------------------------------------
otherwise provided herein, as soon as practicable, but no later than 120 days after the Effective Date, unless extended by order of the Court, the Debtors or the Reorganized Debtors, as the case may be, or any other party in interest may file objections to Claims (including Administrative, Priority Tax, Other Priority, Secured, and Unsecured Claims) with the Court and serve such objections upon the holders of each of the Claims to which objections are made. The Reorganized

Debtors' right to object to Claims filed or amended after the Effective Date shall not be limited.

          23.  Exemption From Securities Law.  The issuance, offer,
               -----------------------------
distribution, and sale of the New Holding Company Common Stock under the Plan is exempt from the registration requirements of section 5 of the Securities Act of 1933, as amended (the "Securities Act"), and any state or local law requiring registration for offer or sale of a security does not apply to the issuance, offer, distribution, and sale by the Reorganized Debtors of the New Securities.

          24.  Section 1146(c) Exemption.  Pursuant to section 1146(c) of the
               -------------------------
Bankruptcy Code:

               i. the issuance, transfer, or exchange of any security, or the making, delivery, filing, or recording of any instrument of transfer under the Plan, shall not be taxed under any law imposing a recording tax, stamp tax, transfer tax, or similar tax or governmental assessment;

               ii. without limiting the generality of subparagraph (a) above, the making, delivery, filing, or recording at any time of any deed, bill of sale, mortgage, leasehold mortgage, deed of trust, leasehold deed of trust, memorandum of lease, notice of lease, assignment, leasehold assignment, security agreement, financing statement, or other instrument of absolute or collateral transfer required by, or deed necessary or desirable by the parties to, the Exit Financing, any Settlement, and other agreements or instruments contemplated by or related to the foregoing shall not be so taxed or assessed; and

               iii. all filing or recording officers, wherever located and by whomever appointed, are hereby directed to forego the collection of any such tax or governmental assessment and accept for filing or recording all instruments to be filed in accordance with the Plan and exhibits thereto, without the payment of any such taxes or governmental assessment. The Court specifically retains jurisdiction to enforce the foregoing direction, by contempt or otherwise.

         25.   Resolution of Objections; Modifications to Plan.  Notwithstanding
               -----------------------------------------------
any provision of the Plan to the contrary,

               i. Interest shall accrue on the administrative and priority claims of the Internal Revenue Service at the rate specified in 26 U.S.C.
     (S) 6621;

               ii. Payments on account of Allowed Priority Tax Claims shall be applied first to unpaid interest, then to unpaid principal.

               iii. The rights of the United States to setoff shall be unaffected by the confirmation of the Plan;

               iv.   The following language shall be deemed added to the end of section 13.9 of the Plan;

               but is binding upon holders of Claims and Interests with respect to the Released Persons only to the extent that the holders of Claims and Interests are Release Obligors and only to the extent and subject to the exclusions set forth in Section 13.8 of the Plan;

               v. The text of section 13.10 of the Plan is replaced in its entirety with the following:

               Notwithstanding any other provision in the Plan or Confirmation Order, the non-debtor third party release provisions set forth in Article XIII of the Plan shall not apply to the claims of the United States. Nothing in this Plan, or the Confirmation Order will (i) restrict any federal or state government police or regulatory agency from pursuing police or regulatory action against the Debtors, Reorganized Debtors, or the Released Persons other than any action or proceeding of any type to recovery monetary claims, damages or penalties against the Debtors for an act, omission or event which gives rise to a claim prior to the Confirmation Date;

               vi. Pursuant to Section 8.1 of the Plan, the Debtors are deemed to assume that certain Equipment Lease Agreement dated November 20, 1996, and related documents with Yale Financial Services, Inc.;

               vii. The asserted claim of General Electric Capital Corporation ("GE Capital") pursuant to the loan documentation referenced in GE Capital's Motion to Modify the Automatic Stay shall be classified as a Class P-4 Other Secured Claim under the Plan;

               viii. The Tennessee Department of Revenue shall be allowed to receive on account of any Allowed Priority Tax Claim it holds the treat ment specified in section 2.2 of the Plan, provided, however, that the
                                                --------  -------
     Depart ment shall be entitled to simple interest on such Claim at an interest rate of ten percent (10%) payable monthly. Such interest shall accrue from the Effective Date. A failure by the Reorganized Debtors to make a payment to the Department pursuant to the terms of the Plan shall be an event of default. If the Reorganized Debtors fail to cure such event of default within ten (10) days after receipt of written notice of default from the Department, then the Department may (a) enforce the entire amount of its Allowed Priority Tax Claim, if any, (b) exercise any and all rights and remedies that it may have under applicable state law; and/or

     (c) seek such relief as may be appropriate in this Court; and

               ix. The Mississippi State Tax Commission shall be entitled to receive on account of any Allowed Priority Tax Claim the treatment specified in Section 2.2 of the Plan, provided, however, that the
                                           --------  -------
     Commission shall be entitled to simple interest on such Claim at an interest rate of ten percent (10%) payable monthly. Such interest shall commence accruing on the Effective Date.

          26.  Consummation Of Plan.  Fed. R. Civ. P. 62(a) and Fed. R. Bankr.
               --------------------
P. 3020(e) shall not apply to this Confirmation Order, and the Court authorizes the Debtors to consummate the Plan immediately after entry of this Confirmation Order.

          27.  Implementation And Consummation Of Plan Related Documents.  In
               ----------------------------------------------------------
accordance with section 1142 of the Bankruptcy Code, the Debtors, the Reorganized Debtors, and all other necessary parties are hereby authorized, empowered, and directed to execute and deliver any instrument, security agreement, or document, and to take or cause to be taken all actions necessary or appropriate to enter into, implement, effectuate, and consummate the transactions contemplated by the Plan, whether or not specifically referred to in the Plan, any exhibit thereto, or in this Confirmation Order or any Exhibit hereto, and without further application or order of this Court.

          28.  Plan Exhibits.  Any documents referred to in the Plan as to be
               -------------
filed with the Court at or prior to the Confirmation Hearing that have not been filed by such time shall be filed prior to the Effective Date. The Debtors may make ministerial changes to the exhibits to the Plan, as the Debtors deem necessary, without notice and a hearing under section 1127(b) of the Bankruptcy Code or disclosure or re-solicitation under section 1127(c) of the Bankruptcy Code, as long as such changes do not adversely affect the rights of any party in interest.

          29.  Provisions Of Order Nonseverable And Mutually Dependent. The
               -------------------------------------------------------
provisions of this Confirmation Order are non-severable and mutually dependent.

          30.  Retention Of Jurisdiction.  Except as otherwise provided in the
               -------------------------
Plan or in this Confirmation Order, this Court shall retain jurisdiction, in accordance with Article XIV of the Plan and in accordance with sections 105(a) and 1142 of the Bankruptcy Code, with respect to all matters arising out of and related to the Chapter 11 Cases and the Plan including, among other things, to:
(i) effectuate performance of and payments under the provisions of the Plan;
(ii) enter such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan, the Disclosure Statement, or the Confirmation Order; (iii) determine any and all pending adversary proceedings, motions, applications, and contested or litigated matters; and (iv) hear and determine all disputes involving the existence, nature, or scope of any Debtor's discharge. Without limiting the foregoing, the Court expressly reserves jurisdiction to enter such other and further orders as are necessary or appropriate to effectuate the Exit Financing.

          31.  References to Plan Provisions.  The failure specifically to
               -----------------------------
include or reference any particular provision of the Plan in this Confirmation Order shall not diminish or impair the effectiveness of such provision, it being the intent of the Court that the Plan be confirmed in its entirety. The provisions of the Plan and of this Confirmation Order shall be construed in a manner consistent with each other so as to effect the purposes of each; provided, however, that if there is determined to be any inconsistency between any Plan provision and any provision of this Confirmation Order that cannot be so reconciled, then, solely to the extent of such inconsistency, the provisions of this Confirmation Order shall govern and any such provision of this Confirmation Order shall be deemed a modification of the Plan and shall control and take precedence.

          32.  Separate Confirmation Orders.  This Confirmation Order is and
               ----------------------------
shall be deemed a separate Confirmation Order with respect to each of the Debtors in each Debtors' separate Chapter 11 Case for all purposes. The Clerk of the Court is directed to file and docket this Confirmation Order in the Chapter 11 Case of each of the Debtors.

          33.  Filing and Recording.  This Confirmation Order (a) is and shall
               --------------------
be effective as a determination that, on the Effective Date, all Claims and Interests existing prior to such date have been unconditionally released, discharged and terminated, and (b) is and shall be binding upon and shall govern the acts of all entities, including without limitation, all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, administrative agencies, governmental departments, secretaries of state, federal, state and local officials, and all other persons and entities who may be required, by operation of law, the duties of their office, or con-tract, to accept, file, register or otherwise record or release any document or instruments. Each and every federal, state and local government agency is hereby directed to accept any and all documents and instruments necessary, useful or appropriate to effectuate, implement and consum mate the transactions contemplated by the Plan and this Confirmation Order without payment of any recording tax, stamp tax, transfer tax or similar tax imposed by state or local law.

          34.  Notice Of Confirmation.  The Debtors shall promptly serve notice
               ----------------------
of the entry of this Confirmation Order pursuant to Bankruptcy Rule 2002(f)(8) and 3020(c) on all creditors and other parties in interest by causing notice of confirmation to be sent by first-class mail, postage prepaid; provided, however, that notice need not be given or served under the Bankruptcy Code, the Bankruptcy Rules, or this Confirmation Order to any Person to whom the Debtors mailed a notice of the Confirmation Hearing, but received such notice returned marked "undeliverable as addressed," "moved - left no forwarding address" or "forwarding order expired," or similar reason, unless the Debtors have been informed in writing by such Person of that Person's new address. The notice described herein is adequate under the particular circum-stances of the Chapter 11 Cases, and no other or further notice is necessary.

          35.  Notice of Occurrence of Effective Date.  On or before the tenth
               --------------------------------------
(10) Business Day following the occurrence of the Effective Date, the Debtors shall serve notice of the Effective Date pursuant to Bankruptcy Rules 2002(f)(7), 2002(k), and 3020(c), on all Claim holders, the United States Trustee and other parties in interest, by causing a notice of effective date to be delivered to such parties by first class mail, postage prepaid; provided, however, that notice need not be given or served under the Bankruptcy Code, the Bankruptcy Rules, or this Confirmation Order to any Person to whom the Debtors mailed a notice of the Confirmation Hearing, but received such notice returned marked "undeliverable as addressed," "moved - left no forwarding address" or "forwarding order expired," or similar reason, unless the Debtors have been informed in writing by such Person of that Person's new address. The notice described herein is adequate under the particular circumstances of the Chapter 11 Cases, and no other or further notice is necessary.

                            [SIGNATURE ON NEXT PAGE]

Dated:  Wilmington, Delaware
        January 25, 2001


                         /s/ Peter J. Walsh
                         -------------------------------------
                         Honorable Peter J. Walsh
                         United States Bankruptcy Judge

                                   Exhibit A
                                   ---------

                                     Plan

                                   Exhibit B
                                   ---------

                            Exit Financing Proposal

                                      A-2